EXHIBIT 99.1

April 27, 2017

Solitario Exploration & Royalty to Acquire Zazu Metals in Friendly Transaction

DENVER, COLORADO & VANCOUVER, BRITISH COLUMBIA - Solitario Exploration & Royalty Corp. (NYSE MKT:XPL; TSX:SLR) ("Solitario") and Zazu Metals Corporation (TSXV:ZAZ) ("Zazu") are pleased to announce that they have entered into a definitive arrangement agreement (the "Arrangement Agreement") pursuant to which Solitario has agreed to acquire all of the issued and outstanding common shares of Zazu (the "Zazu Shares") by way of a statutory plan of arrangement (the "Arrangement") under the Canada Business Corporations Act.

Highlights of the Combined Company

•	Creation of a leading zinc focused explorer and developer during a time of encouraging supply and demand fundamentals
•	Significant joint venture interests in two large, high-grade zinc development projects with world-class partners:
o	Solitario’s Bongará project in Northern Peru is a high-grade development asset held jointly with Compañía Minera Milpo ("Milpo"), one of the largest zinc producers in Peru
o	Zazu’s Lik project represents a large-tonnage, high-grade and potentially open-pittable development project in Alaska in partnership with Teck Resources Limited ("Teck")
•	Additional portfolio of high quality exploration properties and royalties in the Americas
•	Well-financed, with approximately US$16.5 million in cash and cash equivalents
•	Experienced management team with a track-record of creating value for shareholders by moving assets through feasibility and permitting
•	Enhanced capital markets profile and trading liquidity in combination with strong shareholder support

Chris Herald, Chief Executive Officer of Solitario, stated: “We are very pleased to announce this exciting opportunity that will create value for both Solitario and Zazu shareholders. Since the sale of the Mt. Hamilton project in 2015, Solitario has remained extremely disciplined in its evaluation of growth initiatives while preserving a robust balance sheet and tight capital structure. We are confident that we have both the technical and financial capabilities to significantly increase the value of Zazu’s Lik project by moving the asset through feasibility and permitting. We look forward to working with Zazu’s world-class joint venture partner Teck to pursue a development path beneficial to all parties.”

Gil Atzmon, Founder, Chairman and Chief Executive Officer of Zazu, stated: “This combination represents a unique opportunity to create a leading zinc development company with two high quality assets in the Americas. Zazu shareholders will benefit from increased diversification and access to capital, while importantly maintaining a focus on high-grade resources. We see significant potential in Solitario’s asset base and believe the combined company will be well positioned to take advantage of increased interest in zinc.”

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Particulars of the Transaction

Under the terms of the Arrangement Agreement, holders of Zazu Shares ("Zazu Shareholders") will receive, on closing, 0.3572 of a common share of Solitario (the "Exchange Ratio") in exchange for each Zazu Share held. Based on the trailing 20-day volume weighted average price ("VWAP20") of Solitario on the NYSE MKT as of the close on April 26, 2017, the Exchange Ratio implies an offer price of C$0.41 per Zazu Share[1], representing a premium of 41% over the VWAP20 of Zazu on the TSX Venture Exchange as of the same date. Following the completion of the Arrangement, former Zazu Shareholders are expected to hold approximately 34% of the issued and outstanding shares of the combined company.

The Arrangement will be carried out by way of a court-approved plan of arrangement and will require the approval of at least 66 2/3 percent of the votes cast by Zazu Shareholders at a special meeting expected to take place in June 2017 (the "Zazu Meeting"). Zazu directors, officers and certain significant shareholders representing a total of approximately 47% of the issued and outstanding Zazu Shares have entered into voting and support agreements with Solitario agreeing to vote in favour of the Arrangement. The board of directors of Zazu has unanimously approved the Arrangement and will recommend that Zazu Shareholders vote in favour of the Arrangement. Full details of the Arrangement will be included in a management information circular of Zazu describing the matters to be considered at the Zazu Meeting, which is expected to be mailed to the Zazu Shareholders in May 2017 and made available on SEDAR under Zazu’s issuer profile at www.sedar.com.

The Arrangement will also require the approval of a majority of the votes cast by holders ("Solitario Shareholders") of issued and outstanding common shares of Solitario ("Solitario Shares") at a meeting of Solitario Shareholders expected to take place in June 2017 (the "Solitario Meeting"). Solitario directors, officers and certain significant shareholders representing approximately 7% of the issued and outstanding Solitario Shares have entered into voting and support agreements with Solitario agreeing to vote in favour of the Arrangement. The board of directors of Solitario has unanimously approved the Arrangement and will recommend that Solitario Shareholders vote in favour of the Arrangement. Full details of the Arrangement will be included in a definitive proxy statement of Solitario describing the matters to be considered at the Solitario Meeting, which is expected to be mailed to the Solitario Shareholders in May 2017. Solitario’s proxy statement, when it becomes available, and any other documents filed by Solitario with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. The proxy statement will also be and made available on SEDAR under Solitario’s issuer profile at www.sedar.com.

The Arrangement Agreement includes customary provisions, including with respect to non-solicitation, a right granted to Solitario to match superior proposals and fiduciary-out provisions, as well as representations, covenants and conditions which are customary for transactions of this nature. In addition, Zazu and Solitario have each agreed to pay a termination fee in the amount of US$0.75 million to the other party upon the occurrence of certain termination events.

The Arrangement is subject to applicable regulatory approvals and the satisfaction of certain other closing conditions.

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Upon completion of the Arrangement, Zazu will be entitled to nominate two directors to be appointed to the board of directors of Solitario.

Convertible Debenture Financing

Concurrent with the signing of the Arrangement Agreement, Solitario will provide Zazu interim debt financing through a secured convertible debenture issued by Zazu in the principal amount of US$1.5 million (the "Debenture"). The Debenture is secured by way of a general security and pledge agreement and bears interest at a rate of 5% per annum. If the Arrangement Agreement is terminated prior to the effective date of the Arrangement, all principal amounts outstanding and any interest payable thereon will become payable two years following the issuance of the Debenture. In certain circumstances, the Debenture is convertible at the option of Solitario into Zazu Shares at a price of US$0.22 per Zazu Share. Completion of the convertible debenture financing is not contingent on completion of the Arrangement.

Advisors and Legal Counsel

Maxit Capital LP is acting as financial advisor to Solitario. Additionally, Mackie Research Capital Corp. ("Mackie") has provided an oral opinion to the board of directors of Solitario that, based upon and subject to certain assumptions, limitations and qualifications in the opinion, the consideration being offered by Solitario in respect of the Arrangement is fair, from a financial point of view, to Solitario and the Solitario Shareholders. Solitario expects to receive a written opinion from Mackie prior to the mailing of the proxy statement to Solitario Shareholders. Solitario’s Canadian legal counsel is Fogler, Rubinoff LLP, and its US legal counsel is Polsinelli PC.

Haywood Securities is acting as financial advisor to Zazu. Additionally, Evans & Evans Inc. ("Evans & Evans") has provided an oral opinion to the board of directors of Zazu that, based upon and subject to certain assumptions, limitations and qualifications in the opinion, the consideration being offered by Solitario in respect of the Arrangement is fair, from a financial point of view, to Zazu and the Zazu Shareholders. Zazu expects to receive a written opinion from Evans & Evans prior to the mailing of the management information circular to Zazu Shareholders. McCullough O’Connor Irwin LLP is acting as legal counsel to Zazu.

About Solitario

Solitario is an exploration and royalty company traded on the NYSE MKT ("XPL") and on the Toronto Stock Exchange ("SLR"). The company has three exploration properties in Peru, and one royalty in each of Peru, Brazil, the United States and Mexico.

Solitario’s core asset is a 39% interest in the advanced, high-grade, Bongará zinc project located in northern Peru. The project has a significant mineral resource and SRK Consulting has been retained to complete a preliminary economic assessment on the project by mid-2017. Solitario is fully carried to production by its joint venture partner Milpo, one of the largest zinc producers in Peru. Solitario also holds an 85% interest in the Chambara exploration project in Peru (Milpo holds the remaining 15%) and a 9.5% equity interest in Vendetta Mining.

Solitario is well financed and has approximately US$16.5 million in cash and cash equivalents. Additional information about Solitario is available online at www.solitarioxr.com

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About Zazu

Zazu is a Canadian-based exploration company traded on the TSX Venture Exchange ("ZAZ"). Zazu has a 50% operating interest in the Lik zinc-lead-silver deposit in Northwest Alaska, which is large tonnage, high grade and potentially open pittable. Zazu completed a positive PEA in 2014 and has the exclusive right to obtain 80% of the property by meeting certain spending commitments by 2018. Additional information about Zazu including a company presentation is available at www.zazumetals.com

FOR MORE INFORMATION at SOLITARIO, CONTACT:

Debbie Mino-Austin Director, Investor Relations (800) 229-6827	Christopher E. Herald President & CEO (303) 534-1030

FOR MORE INFORMATION at ZAZU, CONTACT:

Matthew Ford President (210) 858-7512	Gil Atzmon Founder, Chairman & CEO (604) 878-9298

Cautionary Language

Completion of the Arrangement is subject to a number of conditions, including NYSE MKT, Toronto Stock Exchange and TSX Venture Exchange acceptance, and approval of the Solitario Shareholders and the Zazu Shareholders. The Arrangement cannot close until the required shareholder approvals are obtained. There can be no assurance that the Arrangement will be completed as proposed or at all.

Investors are cautioned that, except as disclosed in the proxy statement or management information circular to be prepared by each of Solitario and Zazu, respectively, in connection with the Arrangement, any information released or received with respect to the Arrangement may not be accurate or complete and should not be relied upon.

None of the NYSE MKT, the Toronto Stock Exchange nor the TSX Venture Exchange have passed upon the merits of the proposed Arrangement and have neither approved nor disapproved the contents of this press release. None of the NYSE MKT, the Toronto Stock Exchange, the TSX Venture Exchange nor their regulation service providers accepts responsibility for the adequacy or accuracy of this release.

Forward-looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements that involve risk, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements included in this news release are based on information available to Solitario and Zazu as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results of Solitario and Zazu, as applicable, to differ materially from the conclusion, forecast or projection stated in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to factors referenced in each of Solitario's and Zazu's other continuous disclosure filings, which are available at www.sedar.com. Readers should not place undue reliance on these forward-looking statements. Neither Solitario nor Zazu assume any obligation to update any forward-looking statements, except as required by applicable securities laws.

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Additional Information About Solitario and Where to Find It

This communication may be deemed to be a solicitation of proxies of Solitario Shareholders in connection with the proposed Arrangement. In connection with the issuance of Solitario Shares to effect the Arrangement, Solitario intends to file a proxy statement and relevant documents with the SEC with respect to the Solitario Meeting to be held in connection with the proposed Arrangement. The definitive proxy statement will be mailed to Solitario Shareholders in advance of the Solitario Meeting. Investors and security holders of Solitario are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Solitario and the proposed Arrangement. Solitario’s proxy statement, when it becomes available, and any other documents filed by Solitario with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Solitario by sending a written request to Solitario Exploration & Royalty Corp. Attn: Corporate Secretary, 4251 Kipling St. Suite 390, Wheat Ridge, CO 80033, (303) 534-1030. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Arrangement.

Participants in the Solitario Solicitation

Solitario and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Solitario Shareholders in connection with the proposed Arrangement. Information about the directors and executive officers, including their interests in the transaction, will be included in Solitario’s proxy statement relating to the proposed Arrangement when it becomes available.

[1] Implied offer price per Zazu Share assumes a CAD:USD exchange rate of 1.3615.